                      JOINDER, CONSENT AND AMENDMENT NO. 2

                                       TO

                      REVOLVING CREDIT, TERM LOAN, GUARANTY
                             AND SECURITY AGREEMENT


         THIS JOINDER, CONSENT AND AMENDMENT NO. 2 ("Amendment") is entered into as of April __, 2000 by and among SUNSOURCE INC., a corporation organized under the laws of the State of Delaware ("SunSource"), SUNSOURCE TECHNOLOGY SERVICES INC., a corporation organized under the laws of the State of Delaware ("STSI"), THE HILLMAN GROUP, INC., a corporation organized under the laws of the State of Delaware ("Hillman"), HARDING GLASS, INC., a corporation organized under the laws of the State of Delaware ("Harding"), AXXESS TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware ("Axxess Technologies") (SunSource, STSI, Hillman, Harding and Axxess Technologies, each a "Borrower" and collectively "Borrowers"), the other Credit Parties (as defined in the Loan Agreement (as defined herein)) named in the Loan Agreement or which hereafter become a party thereto, the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as Agent for Lenders (PNC, in such capacity, the "Agent").

                                   BACKGROUND

         Borrowers, the other Credit Parties, Lenders and Agent are parties to that certain Revolving Credit, Term Loan, Guaranty and Security Agreement dated as of December 15, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders permit the merger of Axxess Technologies and THE HILLMAN GROUP ACQUISITION CORP., a corporation organized under the laws of the State of Delaware ("Acquisition Corp.") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of April __, 2000 by and among SunSource, Hillman, Acquisition Corp., Axxess Technologies and the Persons listed on the signature page of such agreement ("Stockholders") (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement") and amend the Loan Agreement to, inter alia, join Axxess Technologies as a Borrower and permit certain subordinated indebtedness issued by Axxess in connection with Merger Agreement; Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Joinder Agreement.

            (a) Axxess Technologies is hereby added as an additional Borrower under the Loan Agreement, and all references to "Borrower" or "Borrowers" thereunder and under all of the Other Documents shall hereafter be deemed to include Axxess Technologies

            (b) Axxess Technologies hereby adopts the Loan Agreement and each of the Other Documents and assumes in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction and performance of all Obligations under the Loan Agreement and the Other Documents. Axxess Technologies hereby acknowledges and confirms that Axxess Technologies hereby grants to Agent for its benefit and for the ratable benefit of Lenders a continuing lien and security interest in all presently existing and hereafter arising Collateral which Axxess Technologies now or hereafter owns or has an interest in, wherever located, to secure prompt repayment of any and all Obligations owed to Agent and Lenders and to secure prompt performance by Borrowers of each and all of their covenants and obligations under the Loan Agreement, this Amendment and the Other Documents. Agent's lien and security interest in the Collateral shall attach to all Collateral without further act on the part of Agent or Axxess Technologies.

         3. Consent. Subject to satisfaction of the conditions precedent set forth in Section 5 below, Agent and Lenders hereby consent to the transactions contemplated by the Merger Agreement entered into by and among SunSource, Hillman, Acquisition Corp., Axxess Technologies and Stockholders.

         4. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

            (a) Section 1.2 is amended as follows:

                (i) by adding the following defined terms in their appropriate alphabetical order:

            "Acquisition Corp." shall mean The Hillman Group Acquisition Corp., a corporation organized under the laws of the State of Delaware.

            "Applicable Percentage" shall mean 3.00% initially; provided, such percentage may be reduced by .25% upon the timely receipt by Agent of the financial statements referred to in Section 9.7 hereof evidencing a Fixed Charge Coverage Ratio not less than 1.35 to 1.00 for the fiscal year ended (x) December 31, 2000 and/or (y) December 31, 2001.

            "Axxess Merger" shall mean the merger of Acquisition Corp. with and into Axxess Technologies.

            "Axxess Long Term Subordinated Note" shall have the meaning given to the term "Long Term Subordinated Note" in the Axxess Subordination Agreement.

            "Axxess Subordination Agreement" shall mean that certain Subordination Agreement dated as of the Joinder, Consent and Amendment No. 2 Effective Date by and among Agent and the Axxess Subordinated Lenders

            "Axxess Subordinated Lenders" shall mean, collectively, (a) Warburg, Pincus Investors, L.P., (b) Stephen Miller, (c) George Heredia, (d) David Richards, (e) Brad Lines, (f) Mike Mueller, (g) Mark Yeary, (h) Steve Polodniak,
(i) Deborah Camper, (j) Jim Perkins, (k) Lynn Hagen, (l) Bill Neitzke, (m) Donna Kern, and (n) Adrian Gluck.

            "Axxess Subordinated Notes" shall have the meaning given to the term "Subordinated Note" in the Axxess Subordination Agreement.

            "Joinder, Consent and Amendment No. 2 Effective Date" shall mean April ___, 2000.

            "SunSource Long Term Subordinated Guaranty" shall have the meaning given to the term "Long Term Subordinated Guaranty" in the Axxess Subordination Agreement.

            "SunSource Subordinated Guaranties" shall have the meaning given to the term "Subordinated Guaranty" in the Axxess Subordination Agreement.

                (ii) the following defined terms are amended in their entirety to provide as follows:

            "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains), plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, provincial, state and local taxes expensed, plus (iv) loss on the Harding Divestiture net of any tax benefit from such loss minus (v) all credits to income of Borrowers on a consolidated basis for such period for federal, state and local taxes credited and minus (vi) gain on contribution of Kar and A & H Bolt.

            "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period plus (iv) non cash charges for such period related to the write-off of inventory step-up as a result of the application of Accounting Principles Board #16, Accounting for Business Combinations, to the acquisition of Axxess Technologies and the contribution of Kar and A & H Bolt.

            "Hillman Division" shall mean Hillman and Axxess Technologies.

            "Individual Maximum Revolving Advance Amount" shall mean $20,000,000 with respect to the Harding Division, $50,000,000 with respect to the Hillman Division and $50,000,000 with respect to the SunSource Division, it being understood and agreed that no Advances shall be made by Agent or Lenders to J.
N. Fauver; rather J. N. Fauver is part of the SunSource Division for purposes of calculating Advances which can be made solely to SunSource Technology.

            "LIBOR Margin" shall mean the Applicable Percentage.

            "Maximum Loan Amount" shall mean $136,500,000 (subject to adjustment pursuant to Section 2.14(c)) less repayments of the Term Loan.

            "Maximum Revolving Advance Amount" shall mean $115,000,000 (subject to adjustment pursuant to Section 2.14(c)).

            "Note" shall mean collectively, the Term Note and the Revolving Credit Note.

            "Pledge Agreement" shall mean, collectively, (a) the Pledge Agreements each dated as of the Closing Date made by each of SunSource, SunSource Investment, SunSub A and SunSource Industrial in favor of Agent, (b) the Pledge Agreements each dated as of the Joinder, Consent and Amendment No. 1 Effective Date made by each of SunSource Industrial, A&H Holding and Ontario Inc. in favor of Agent and (c) the Pledge Agreement dated as of the Joinder, Consent and Amendment No. 2 Effective Date made by Hillman in favor of Agent, as each of the foregoing may be amended, restated, modified and/or supplemented from time to time.

            "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties.

            "Tax Refund" shall mean any federal income tax refund received by SunSource or any of its Subsidiaries.

            "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

            (b) Sections 2.4, 6.7, 6.8, 6.12, 7.3, 7.6, 7.8, 7.11, 7.18, 7.19,
9.5, 9.7, 9.10 and 10.12 are hereby amended in their entirety to provide as follows:

                            "2.4 On December 15, 1999, Lenders, severally and
            jointly, made a term loan to Borrowers in the original principal amount of $25,000,000 (the "Original Term Loan") of which $20,250,000 is outstanding as of the Joinder, Consent and Amendment No.2 Effective Date. Subject to the terms and conditions set forth herein, on the Joinder, Consent and Amendment No. 2 Effective Date, Lender shall make an additional term loan to Borrowers in the original principal amount of the product of such Lender's Commitment Percentage of $1,250,000 (the "Additional Term Loan"). On the Joinder, Consent and Amendment No. 2 Effective Date, the Additional Term Loan shall be consolidated into the Original Term Loan, constituting an aggregate consolidated term loan in the principal amount of $21,500,000 (as so consolidated, the "Term Loan"). The Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: equal quarterly installments of $1,250,000 each commencing on July 1, 2000 and on the first day of each July, October, January and April thereafter until December 14, 2004 when the entire unpaid principal balance of the Term Loan shall be due and payable. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.4."


                            6.7 Undrawn Availability. Maintain, with respect to
            Borrowers on a consolidated basis, at all times at least $5,000,000 of Undrawn Availability (as calculated under Section 2.1(a)(y)) including, without limitation, after giving effect to any payments made under the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties.

                            6.8 Deferred Interest. In the event (a) at the end
            of any calendar month, Undrawn Availability with respect to Borrowers on a consolidated basis is less than $8,000,000 or (b) the Fixed Charge Coverage Ratio for the (i) three (3) month period ending on June 30, 2000 is less than 1.10 to 1.00, (ii) six (6) month period ending on September 30, 2000 is less than 1.10 to 1.00,
            (iii) nine (9) month period ending on December 31, 2000 is less than
            1.10 to 1.00, (iv) four (4) fiscal quarter period ending on March 31, 2001 is less than 1.15 to 1.00, (v) four (4) fiscal quarter period ending June 30, 2001 is less than 1.20 to 1.00 or (vi) four
            (4) fiscal quarter period ending on September 30, 2001 or on the last day of each fiscal quarter thereafter, tested on a rolling four
            (4) quarter basis, is less than 1.25 to 1.00, Credit Parties shall exercise their right to defer interest due under the Junior Subordinated Debentures and prior to paying any such deferred interest under the Junior Subordinated Debentures prior to the end of such deferral period, Credit Parties shall obtain the written consent of Required Lenders to make such payment.

                            6.12 Harding Mortgages. If the Harding Divestiture
            is not consummated on or before April 30, 2000, Harding shall, at the request of Agent, execute and deliver to Agent a Mortgage, in form and substance satisfactory to Agent, on each of its owned Real Property having a fair market value of $100,000 or more along with such other instruments, agreements or documents reasonably requested by Agent in connection therewith including, without limitation, title commitments, surveys and environmental reports, all of which shall be in form and substance satisfactory to Agent.

                            7.3 Guaranties. Become liable upon the obligations
            of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on
            Schedule 7.3, (b) the endorsement of checks in the ordinary course of business and (c) SunSource may (i) guaranty, in the ordinary course of business, obligations of any other Credit Party under such Credit Party's real property leases and (ii) make and deliver to the Axxess Subordinated Lenders, the SunSource Subordinated Guaranties and SunSource Long Term Subordinated Guaranty as each is in effect on the Joinder, Consent and Amendment No. 2 Effective Date.

                            7.6 Capital Expenditures. Contract for, purchase or
            make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Credit Parties in excess of $14,000,000 inclusive of Harding and $13,000,000 excluding Harding.

                            7.8 Indebtedness. Create, incur, assume or suffer to
            exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Agent or to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (iii) Indebtedness due under the Junior Subordinated Debentures as in effect on the date hereof, (iv) Indebtedness set forth in the financial statements delivered pursuant to Section 5.5 hereof and (v) Indebtedness due under the Axxess Subordinated Notes and Axxess Long Term Subordinated Note as each is in effect on the Joinder, Consent and Amendment No. 2 Effective Date.

                            7.11 Leases. Enter as lessee into any lease
            arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would in any one fiscal year exceed $18,500,000 inclusive of Harding and $14,000,000 excluding Harding in the aggregate for all Credit Parties.

                            7.18 Junior Subordinated Debentures, the Axxess
            Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty or the SunSource Subordinated Guaranties, except for (a) payments of interest (subject to Sections 6.7 and 6.8 hereof) required by the terms of the Junior Subordinated Debentures as in effect on the Closing Date and (b) payments expressly permitted by the Axxess Subordination Agreement on the Axxess Subordinated Notes and the SunSource Subordinated Guaranties (subject to Section 6.7 hereof).

                            7.19 Other Agreements. Enter into any material
            amendment, waiver or modification of the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty or the SunSource Subordinated Guaranties, or any related agreements.

                            9.5 Material Occurrences. Promptly notify Agent in
            writing upon the occurrence of (a) any Event of Default or Default;
            (b) any event of default under the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty or the SunSource Subordinated Guaranties; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty or the SunSource Subordinated Guaranties; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Credit Party as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party to a tax imposed by Section 4971 of the Code; (f) each and every default by any Credit Party which might result in the acceleration of the maturity of any Indebtedness in excess of $50,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Credit Party which could reasonably be expected to have a Material Adverse Effect on such Credit Party; in each case describing the nature thereof and the action Credit Parties propose to take with respect thereto.

                            9.7 Annual Financial Statements. Furnish Agent and
            Lenders within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or

            Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.8, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of the Chief Financial Officer of SunSource, on behalf of each Credit Party, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the affected Credit Party with respect to such event, and such certificate shall have appended thereto calculations which set forth Credit Party's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.8, 7.6 and 7.11 hereof.

                            9.10 Other Reports. Furnish Agent as soon as
            available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders and (ii) copies of all notices sent pursuant to the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties.

                            10.12 an event of default has occurred and been
            declared under the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty or the SunSource Subordinated Guaranties which default shall not have been cured or waived within any applicable grace period;"

            (c) A new Section 2.14(d) is hereby added immediately following
Section 2.14(c) and provides as follows:

                " (d) Upon the receipt of the Tax Refund, the Borrowers shall repay the Advances in an amount equal to the Tax Refund. Such repayments shall be made within one (1) Business Day of receipt of such Tax Refund, and until paid, such proceeds shall be held in trust for Agent. The first $3,000,000 of such repayments shall be applied to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and the portion of such repayments in excess of $3,000,000 shall be applied to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof."

            (d) A new Section 5.25 is hereby added immediately following Section
5.25 and provides as follows:

                            "5.25 Delivery of Axxess Subordinated Notes and
            SunSource Subordinated Guaranties. Agent has received complete copies of the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent."

            (e) Sections 6.5 and 6.13 are hereby amended in their entirety to provide "INTENTIONALLY OMITTED."

            (f) All of the Schedules to the Loan Agreement are hereby amended in their entirety by the Schedules attached hereto.

         5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction, in a manner reasonably satisfactory to Agent, of the following conditions precedent:

            (i) Agent shall have received ten (10) copies of this Amendment executed by all Credit Parties and Lenders;

            (ii) Agent shall have received (i) Second Amended and Restated Revolving Credit Notes duly executed and delivered by an authorized officer of each Borrower in favor of (x) Bank of America, N.A., (y) Firstar Bank, N.A. and
(z) Fifth Third Bank, (ii) Third Amended and Restated Revolving Credit Note duly executed by an authorized officer of each Borrower in favor of PNC, (iii) Second Amended and Restated Term Notes duly executed and delivered by an authorized officer of each Borrower in favor of (x) Bank of America, N.A., (y) Firstar Bank, N.A. and (z) Fifth Third Bank and (iv) Third Amended and Restated Term Note duly executed and delivered by an authorized officer of each Borrower in favor of PNC each of which shall be in form and substance reasonably satisfactory to Agent;

            (iii) Agent shall have received a duly executed Accountant's Access Letter dated as of the date hereof;

            (iv) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Amendment, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (v) Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of (1) Axxess Technologies authorizing (i) the execution, delivery and performance of this Amendment and the Merger Agreement and (ii) the granting by Axxess Technologies of the continuing security interest upon the Collateral, certified by the Secretary or an Assistant Secretary of Axxess Technologies, as of the date of this Amendment and (2) Acquisition Corp. authorizing the execution, delivery and performance of the Merger Agreement;

            (vi) Agent shall have received (1) a certificate of the Secretary or an Assistant Secretary of Axxess Technologies, dated the Joinder, Consent and Amendment No. 2 Effective Date, as to the incumbency and signature of the officers of Axxess Technologies executing this Amendment, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and (2) a Certificate of the Secretary or an Assistant Secretary of Acquisition Corp., dated the Joinder, Consent and Amendment No. 2 Effective Date as of the incumbency and signature of the officers of Acquisition Corp. executing the Merger Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary of Assistant Secretary;

            (vii) Agent shall have received (1) a copy of the Articles or Certificate of Incorporation of Axxess Technologies, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Axxess Technologies and all agreements of Axxess Technologies' shareholders certified as accurate and complete by the Secretary of Axxess Technologies and (2) a copy of the Articles or Certificate of Incorporation of Acquisition Corp., and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Acquisition Corp. and all agreements of Acquisition Corp.'s shareholders certified as accurate and complete by the Secretary of Acquisition Corp.;

            (viii) Agent shall have received (1) good standing certificates for Axxess Technologies dated not more than 30 days prior to the Joinder, Consent and Amendment No. 2 Effective Date, issued by the Secretary of State or other appropriate official of Axxess Technologies' jurisdiction of incorporation and each jurisdiction where the conduct of Axxess Technologies' business activities or the ownership of its properties necessitates qualification and (2) good standing certificates for Acquisition Corp. dated not more than 30 days prior to the Joinder, Consent and Amendment No. 2 Effective Date, issued by the Secretary of State or other appropriate official of Acquisition Corp.'s jurisdiction of incorporation and each jurisdiction where the conduct of Acquisition Corp.'s business activities or the ownership of its properties necessitates qualifications;

            (ix) Agent shall have received the executed opinions of counsel from the law firms of Morgan, Lewis & Bockius, Mariscal, Weeks, McIntyre & Friedlander, P.A. and Willkie Farr & Gallagher in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Amendment and the Merger Agreement;

            (x) Agent shall have received a fully executed Pledge Agreement by Hillman in favor of Agent, pledging the stock of Axxess Technologies to Agent in form and substance satisfactory to Agent;

            (xi) Agent shall have received a duly executed Collateral Assignment of the rights of SunSource and Hillman under the Merger Agreement in form and substance satisfactory to Agent;

            (xii) Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all real property owned or leased by Axxess Technologies;

            (xiii) (i) No litigation, investigation or proceeding before or by any arbitration or Governmental Body shall be continuing or threatened against Axxess Technologies or against the officers or directors of Axxess Technologies
(A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and ( ii) no injunction, writ, restructuring order or other order of any nature materially adverse to Axxess Technologies or the conduct of its business shall have been issued by any Governmental Body;

            (xiv) Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of Receivables, Inventory, General Intangibles, Real Property and Equipment of Axxess Technologies and all books and records in connection therewith;

            (xv) Agent shall have received duly executed copies of a Trademark Collateral Security Agreement, Trademark Assignment of Security, Patent Collateral Security Agreement, Patent Assignment of Security and Copyright Mortgage, each of which shall be (x) made by Axxess Technologies in favor of Agent and (y) in form and substance satisfactory to Agent;

            (xvi) Agent shall have received (or waived the requirement for) executed landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Axxess Technologies at which Equipment, Inventory and/or records of Axxess Technologies is located;

            (xvii) Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Amendment and the Merger Agreement; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

            (xviii) Agent shall have received a duly executed copies of the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties, each of which shall be in form and substance satisfactory to Agent;

            (xix) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Merger Agreement shall be satisfactory in form and substance to Agent and its counsel;

            (xx) Agent shall have received a duly executed fee letter made by Credit Parties in favor of Agent which shall be in form and substance satisfactory to Agent;

            (xxi) Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

            (xxii) Agent shall have received final executed copies of the Merger Agreement and all related agreements, documents and instruments as in effect on the Joinder, Consent and Amendment No. 2 Effective Date and the transactions contemplated by such documentation shall have been consummated including, without limitation, (a) the receipt by Borrowers of the proceeds of (x) the Axxess Subordinated Notes in the sum of $12,000,000 and (y) the Axxess Long Term Subordinated Note in the sum of $11,000,000 and (b) the consummation of the Axxess Merger in accordance with the laws of the State of Delaware;

            (xxiii) Agent shall have entered into the Axxess Subordination Agreement which shall set forth the basis upon which the Axxess Subordinated Lenders may receive, and Borrowers may make, payments under the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty and the SunSource Subordinated Guaranties, which basis shall be satisfactory in form and substance to Lenders in their sole discretion;

            (xxiv) Agent shall have received in form and substance satisfactory to Agent, certified copies of Axxess Technologies' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Axxess Technologies' liability insurance policies, together with endorsements naming Agent as a co-insured;

            (xxv) Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables of Axxess Technologies and proceeds of the Collateral;

            (xxvi) (i) since September 30, 1999, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lenders shall have been proven to be inaccurate or misleading in any material respect;

            (xxvii) Agent shall have reviewed all material contracts of Axxess Technologies including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

            (xxviii) after giving effect to the transactions contemplated by this Amendment, Borrowers on a consolidated basis shall have at least $15,000,000 of Undrawn Availability which will be evidenced by a Borrowing Base Certificate, in form and substance satisfactory to Agent, delivered by Borrowers to Agent; and

            (xxix) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Agent and its counsel.

         6. Representations and Warranties. Each Credit Party (including, without limitation, Axxess Technologies) hereby represents and warrants as follows:

            (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment, such Credit Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment except (i) to the extent of changes resulting from transactions contemplated by this Amendment and (ii) to the extent that such representations or warranties related expressly to an earlier date.

            (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

            (d) Such Credit Party has no defense, counterclaim or offset with respect to the Loan Agreement.

            (e) Axxess Technologies has full power, authority and legal right to enter into this Amendment and to perform all its respective obligations hereunder. The execution, delivery and performance by Axxess Technologies of this Amendment (i) is within Axxess Technologies' corporate powers, has been duly authorized, is not in contravention of law or the terms of Axxess Technologies' By-Laws, Articles of Incorporation or other applicable documents relating to Axxess Technologies' formation or to the conduct of Axxess Technologies' business or of any material agreement or undertaking to which Axxess Technologies is a party or by which Axxess Technologies is bound, and
(ii) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except (Permitted Encumbrances) upon any asset of Axxess Technologies under the provisions of any agreement, charter document, instrument, by-law, of other instrument to which Axxess Technologies or its property is party or by which it may be bound.

            (f) Axxess Technologies is duly formed and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in such jurisdictions which constitute all jurisdictions in which qualification and good standing are necessary for Axxess Technologies to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on Axxess Technologies or its business. Axxess Technologies has previously delivered to Agent true and complete copies of its Articles of Incorporation, By-Laws and for all other documents relating to Axxess Technologies' formation, and will promptly notify Agent of any amendments or changes thereto.

         7. Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 5 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         10. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile shall be deemed an original signature hereto.


                    [BALANCE OF PAGE INTENTIONALLY LEFT BLANK
                              SIGNATURES TO FOLLOW]

                                                     (Signature Page to Joinder)


         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                   SUNSOURCE INC., as a Borrower
                   SUNSOURCE TECHNOLOGY SERVICES INC., as a Borrower
                   THE HILLMAN GROUP, INC., as a Borrower
                   HARDING GLASS, INC., as a Borrower
                   AXXESS TECHNOLOGIES, INC., as a Borrower
                   A & H HOLDING COMPANY, INC., as a Guarantor
                   SUNSOURCE CORPORATE GROUP, INC., as a Guarantor
                   SUNSOURCE INDUSTRIAL SERVICES COMPANY, INC., as a Guarantor SUNSOURCE INVENTORY MANAGEMENT COMPANY, INC., as a Guarantor SUNSOURCE INVESTMENT COMPANY, INC., as a Guarantor
                   SUNSUB A INC., as a Guarantor

                   By:  /s/ Joseph M. Corvino
                        ---------------------
                   Name:  Joseph M. Corvino
                   Title: Vice President of each of the foregoing corporations

                   1394066 ONTARIO INC., as a
                   Guarantor

                   J. N. FAUVER (CANADA) LIMITED, as a Guarantor

                   By: /s/ Joseph M. Corvino
                       ---------------------
                   Name:  Joseph M. Corvino
                   Title: President of each of the foregoing corporations



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                                     (Signature Page to Joinder)


                                           PNC BANK, NATIONAL ASSOCIATION, as
                                           Agent and as Lender


                                           By:  /s/ Ryan Peak
                                                ----------------------------
                                                Name:  Ryan Peak
                                                Title: Vice President


                                           BANK OF AMERICA, N.A., as
                                           Co-Agent and Lender


                                           By:  /s/ Richard Levenson
                                                ----------------------------
                                                Name:  Richard Levenson
                                                Title: Senior Vice President


                                           FIRSTAR BANK, N.A., as
                                           Co-Agent and Lender


                                           By:  /s/ Michael A. Gasser
                                                ----------------------------
                                                Name:  Michael A. Gasser
                                                Title: Vice President

                                           FIFTH THIRD BANK, as Lender


                                           By:  /s/ David C. Gordley
                                                ----------------------------
                                                Name:  David C. Gordley
                                                Title: Vice President

                                    Schedules
                                 (See Attached)